UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2021

TERMINIX GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, par value $0.01	TMX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01          Entry into a Material Definitive Agreement.

On December 13, 2021, Terminix Global Holdings, Inc., a Delaware corporation (“Terminix” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rentokil Initial plc, a public limited company incorporated under the laws of England and Wales (“Rentokil” or “Parent”), Rentokil Initial US Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Bidco”), Leto Holdings I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Bidco (“Merger Sub I”) and Leto Holdings II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Bidco (“Merger Sub II”).

The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, (1) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Bidco, and (2) immediately following the effective time of the First Merger (the “Effective Time”), the Company, as the surviving corporation in the First Merger, will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Bidco and an indirect wholly owned subsidiary of Parent.

Merger Consideration

Under the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive either:

•	a number of American depositary shares of Parent (“Parent ADSs”) (each representing a beneficial interest in five (5) ordinary shares of Parent (“Parent Ordinary Shares”)) equal to (A) 1.0619 (the “Exchange Ratio”) plus (B) the quotient of $11.00 (the “Per Share Cash Amount”) and the volume weighted average price (measured in U.S. dollars) of Parent ADSs (measured using the volume weighted average price of Parent Ordinary Shares as a proxy) for the trading day that is two trading days prior to the Effective Time (or such other date as may be mutually agreed to by Parent and the Company) (such price, the “Parent ADS Price,” and such number of Parent ADSs, the “Stock Consideration”); or

•	an amount in cash, without interest, and in USD equal to the sum of (A) the Per Share Cash Amount plus (B) the product of the Exchange Ratio and the Parent ADS Price (the “Cash Consideration,” and together with the “Stock Consideration,” the “Merger Consideration”), in each case at the election of the holder of such share of Company Common Stock, subject to certain allocation and proration provisions of the Merger Agreement, and, immediately following such conversion, will be automatically cancelled and cease to exist. The aggregate Cash Consideration and the aggregate Stock Consideration that will be issued in the Mergers will not vary as a result of individual election preferences.

Conditions to the Mergers

The respective obligations of the Company and Parent to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of customary conditions, including:  (1) the adoption of the Merger Agreement by the Company’s stockholders; (2) approval of the transactions contemplated by the Merger Agreement and other related matters by Parent’s shareholders; (3) the absence of any law or order prohibiting consummation of the Mergers; (4) Parent’s registration statement on Form F-4 having been declared effective by the U.S. Securities and Exchange Commission; (5) Parent’s shareholder circular and prospectus having been approved by the U.K. Financial Conduct Authority; (6) the Parent ADSs issuable in the Mergers (and the Parent Ordinary Shares represented thereby) having been approved for listing on the New York Stock Exchange; (7) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (8) accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; and (9) compliance by the other party in all material respects with such other party’s obligations under the Merger Agreement. In addition, the obligation of Parent to consummate the transactions contemplated by the Merger Agreement is subject to completion by the Company of the sale or disposition of certain of its existing businesses (the “Required Sales”).

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by the Company, Parent, Bidco, Merger Sub I and Merger Sub II.  The Merger Agreement also contains customary pre-closing covenants, including covenants by each of the parties relating to conduct of their respective business prior to the closing of the Mergers.  The parties have agreed to use their respective reasonable best efforts to complete the Mergers as promptly as reasonably practicable, including in obtaining each third party consent or regulatory approval necessary, proper or advisable to complete the Mergers. In addition, the parties have agreed to take all actions necessary, proper, or advisable to eliminate any impediment under any antitrust law, including (1) proposing, negotiating, committing to, or effecting any divestiture, (2) creating, terminating, unwinding, divesting or assigning, subcontracting or otherwise securing substitute parties for relationships, ventures, and contractual or commercial rights or obligations of the Company, Parent, and their respective subsidiaries, and (3) otherwise taking any such other remedial action, in each case to permit the closing of the Mergers to occur as promptly as reasonably practicable; except that Parent and its subsidiaries are not required to divest (x) any businesses, assets, properties or product lines of any of the Company, Parent or any of their respective subsidiaries that, in the aggregate, generated total revenues in excess of 12.8% of the Company’s total revenues in the calendar year 2020 (except that any revenues associated with the businesses of the Company to be divested in connection with the Required Sales shall be excluded from that calculation) or (y) any rights to use or under the Company’s intellectual property rights related to the Terminix name or logo (except for any rights to use the Terminix name or logo under any transitional license or transitional services agreement entered into in connection with any permitted divestiture of the Company’s assets in accordance with the foregoing).  The Merger Agreement also provides that, during the period from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, each of the Company and Parent is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions.

At the closing of the Mergers, one member of the Company’s board of directors (to be mutually agreed by the Company and Parent prior to the closing of Mergers) will be appointed to Parent’s board of directors.

Treatment of Equity Awards

Under the Merger Agreement, at the Effective Time:

•	each outstanding Company equity award that is then vested will be converted into the right to receive an amount in cash equal to the Cash Consideration (for Company stock options, less the applicable exercise price) and paid out at closing;

•	each outstanding Company equity award that is not then vested will be assumed by Parent and converted into a number of equity awards covering Parent ADSs, and (a) which (i) for Company stock options and Company time-vesting restricted stock units, each such award will be converted into a number of options and time-vesting restricted stock units, respectively, covering Parent ADSs using an exchange ratio determined based on the value of the Merger Consideration at the closing, and (ii) for Company performance-based restricted stock units (“Company PSUs”), each such award will be converted into a number of restricted stock units subject to time-vesting only (for awards granted prior to the date of the Merger Agreement) covering Parent ADSs using an exchange ratio determined based on the value of the Merger Consideration at the closing, applied to the number of shares of Company Common Stock determined by the Company board of directors immediately prior to the closing based on the greater of the actual level of performance metric achievement applicable to the Company PSUs or target performance achievement (except that PSUs granted in 2022 will continue to vest based on achievement of applicable performance metrics); and (b) otherwise will continue to vest and be settled on the same terms and conditions as applicable to the Company awards prior to the closing (except that, consistent with the Company equity plan, such unvested converted awards will fully vest upon a qualifying termination occurring after the closing); and

•	each outstanding Company director deferred share equivalent (“Company DSE”) will be converted into an amount in cash equal to the Cash Consideration, and otherwise will be paid on the same terms and conditions as applicable under the Company DSE award agreement.

Termination and Termination Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Mergers are not completed by September 13, 2022, subject to two additional three month extensions by the Company or Parent in certain circumstances in the event that any required regulatory approval has not been obtained (the “End Date”), (2) the Company’s stockholders fail to adopt the Merger Agreement, (3) Parent’s shareholders fail to approve the transactions contemplated by the Merger Agreement and other related matters, (4) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Mergers, (5) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Mergers, subject to the right of the breaching party to cure the breach, or (6) the other party’s board of directors has changed its recommendation in favor of the Mergers.  In addition, subject to compliance with specified process and notice requirements, the Company may terminate the Merger Agreement in order to enter into a definitive agreement providing for a Company Superior Proposal (as defined in the Merger Agreement).

The Company will be required to make a payment to Parent equal to $200 million if the Merger Agreement is terminated in certain circumstances, including because (1) Parent has terminated the Merger Agreement due to the fact that the Company’s board of directors has changed its recommendation in favor of the Mergers, (2) the Company has terminated the Merger Agreement in order to enter into an agreement providing for a Company Superior Proposal or (3) the Company has entered into an agreement providing for a Company Superior Proposal within twelve months following the termination of the Merger Agreement in certain circumstances. The Company will also be required to make a payment to Parent equal to $50 million if the Merger Agreement is terminated because the Company’s stockholders fail to adopt the Merger Agreement.

Parent will be required to make a payment to the Company equal to $150 million if the Merger Agreement is terminated in certain circumstances, including because (1) the Company has terminated the Merger Agreement due to the fact that Parent’s board of directors has changed its recommendation in favor of the Mergers, (2) Parent has entered into an agreement providing for a Parent Superior Proposal (as defined in the Merger Agreement) within twelve months following the termination of the Merger Agreement in certain circumstances or (3) a governmental authority of competent jurisdiction has entered a final non-appealable governmental order relating to antitrust laws prohibiting the Mergers or the parties have failed to obtain required regulatory approvals before the End Date under certain circumstances. Parent will also be required to make a payment to the Company equal to $50 million if the Merger Agreement is terminated because Parent’s stockholders fail to approve the transactions contemplated by the Merger Agreement and other related matters.

Additional Information

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.  A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Parent.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates.  The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders or Parent’s shareholders.  In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact.  In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors.  As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 16, 2021, Dion Persson, 60, will serve in the expanded role of Senior Vice President, Strategy and Mergers and Acquisitions and in this capacity, Mr. Persson’s annual rate of base salary, which was reduced in July of 2021 when he ceased to serve as Interim General Counsel, will be reinstated to $450,000. Mr. Persson served as Senior Vice President, Interim General Counsel and Corporate Secretary of the Company for the first half of 2021 and since July 6, 2021 as Senior Vice President, Special Projects. Mr. Persson joined the Company in September 2017 and served as Senior Vice President, Business Development from September 2017 until January 2021. From 2011 until 2016, he served as vice president of strategy and analytics for Ingersoll Rand, a leading global provider of products, services and solutions.

On December 13, 2021, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved, and recommended to the Board of Directors of the Company (the “Board”), and the Board approved, certain tax-planning actions in order to mitigate adverse tax consequences to both the Company and certain employees of the Company (including its named executive officers) under the excise tax regime of Sections 280G and 4999 of the Internal Revenue Code that could arise in connection with the transactions contemplated by the Merger Agreement. Specifically, these actions are: (1) the payment, on or prior to December 31, 2021, of a percentage of the 2021 annual bonuses that would otherwise be earned and paid on or before March 15, 2022 pursuant to the Company’s annual incentive plan (“AIP”) including, for the Company’s named executive officers, the following: Brett T. Ponton (Chief Executive Officer), $780,000; Robert J. Riesbeck (Executive Vice President and Chief Financial Officer), $442,000; and Mr. Persson, $250,000; (2) the settlement, on or prior to December 31, 2021, of a percentage of the 2019 performance-based stock unit awards (the “2019 PSUs”) that would otherwise settle on or before February 18, 2022 pursuant to the applicable award agreements, equal to 2,697 units for Mr. Persson; and (3) the vesting and settlement, on or prior to December 31, 2021, of time-vesting restricted stock unit awards that would otherwise vest and settle on or before March 4, 2022 pursuant to the applicable award agreements, including, for the Company’s named executive officers: for Mr. Ponton, 4,597 units; for Mr. Riesbeck, 1,650 units; and for Mr. Persson, 2,913 units.

Item 8.01          Other Events.

On December 14, 2021, the Company and Parent issued a joint press release announcing their entry into the Merger Agreement.  A copy of the joint press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 13, 2021, by and among Terminix Global Holdings, Inc., Rentokil Initial plc, Rentokil Initial US Holdings, Inc., Leto Holdings I, Inc. and Leto Holdings II, LLC.*

99.1	Joint Press Release, issued December 14, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

*          *          *

Additional Information About The Proposed Transaction And Where To Find It

In connection with the proposed transaction between Rentokil and Terminix, Rentokil will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement of Terminix that also constitutes a prospectus of Rentokil. Each of Rentokil and Terminix will also file other relevant documents in connection with the proposed transaction. The definitive proxy statement/prospectus will be sent to the shareholders of Terminix. Rentokil will also file a shareholder proxy circular in connection with the proposed transaction with applicable securities regulators in the United Kingdom and the shareholder proxy circular will be sent to Rentokil’s shareholders. This Current Report on Form 8-K is not a substitute for any registration statement, proxy statement/prospectus or other documents Rentokil and/or Terminix may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF TERMINIX AND RENTOKIL ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS AND SHAREHOLDER PROXY CIRCULAR, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC OR APPLICABLE SECURITIES REGULATORS IN THE UNITED KINGDOM, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TERMINIX, RENTOKIL, THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by Rentokil and Terminix with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Terminix online at investors.terminix.com, upon written request delivered to Terminix at 150 Peabody Pl., Memphis, TN 38103, USA, Attention: Corporate Secretary, or by calling Terminix’s Corporate Secretary’s Office by telephone at +1 901-597-1400 or by email at deidre.richardson@terminix.com, and will be able to obtain free copies of the registration statement, proxy statement/prospectus, shareholder proxy circular and other documents which will be filed with the SEC and applicable securities regulators in the United Kingdom by Rentokil online at https://www.rentokil-initial.com, upon written request delivered to Rentokil at Compass House, Manor Royal, Crawley, West Sussex, RH10 9PY, England, Attention: Katharine Rycroft, or by calling Rentokil by telephone at +44 (0) 7811 270734 or by email at katharine.rycroft@rentokil-initial.com.

This Current Report on Form 8-K is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or buy or the solicitation of an offer to sell or buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation of Proxies

This Current Report on Form 8-K is not a solicitation of proxies in connection with the proposed transaction. However, under SEC rules, Terminix, Rentokil, and certain of their respective directors, executive officers and other members of the management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Terminix’s directors and executive officers may be found on its website at corporate.terminix.com/responsibility/corporate-governance and in its 2020 Annual Report on Form 10-K filed with the SEC on February 26, 2021, available at investors.terminix.com and www.sec.gov. Information about Rentokil’s directors and executive officers may be found on its website at https://www.rentokil-initial.com and in its 2020 Annual Report filed with applicable securities regulators in the United Kingdom on March 31, 2021, available on its website at https://www.rentokil-initial.com. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement/prospectus and shareholder proxy circular and other relevant materials filed with the SEC and applicable securities regulators in the United Kingdom when they become available.

Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can sometimes be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “potential,” “seeks,” “aims,” “projects,” “predicts,” “is optimistic,” “intends,” “plans,” “estimates,” “targets,” “anticipates,” “continues” or other comparable terms or negatives of these terms, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include: a condition to the closing of the proposed transaction may not be satisfied; the occurrence of any event that can give rise to termination of the proposed transaction; a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Rentokil is unable to achieve the synergies and value creation contemplated by the proposed transaction; Rentokil is unable to promptly and effectively integrate Terminix’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the proposed transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of Rentokil declines following the proposed transaction; legal proceedings are instituted against Terminix or Rentokil; Terminix or Rentokil is unable to retain or hire key personnel; the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the capital stock of Terminix or Rentokil or on Terminix’s or Rentokil’s operating results; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions, in the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent U.S. or U.K. administration; the ability of Rentokil or Terminix to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; actions by third parties, including government agencies; the risk that disruptions from the proposed transaction will harm Rentokil’s or Terminix’s business, including current plans and operations; certain restrictions during the pendency of the acquisition that may impact Rentokil’s or Terminix’s ability to pursue certain business opportunities or strategic transactions; Rentokil’s or Terminix’s ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; the risks and uncertainties discussed in the “Risks and Uncertainties” section in Rentokil’s reports available on the National Storage Mechanism at morningstar.co.uk/uk/NSM and on its website at https://www.rentokil-initial.com; and the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in Terminix’s reports filed with the SEC. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus and shareholder proxy circular. While the list of factors presented here is, and the list of factors to be presented in proxy statement/prospectus and shareholder proxy circular will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this Current Report on Form 8-K. Neither Rentokil nor Terminix assumes any obligation to update or revise the information contained herein, which speaks only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERMINIX GLOBAL HOLDINGS, INC.
(Registrant)

December 14, 2021	By:	/s/ Robert J. Riesbeck
Robert J. Riesbeck
Executive Vice President and Chief Financial Officer